CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: Adrenalina, File No. 0-52675

We have read the statements included under Item 4.01 “Changes in Registrant’s Certifying Accountant” in the Form 8-K filed with the Securities and Exchange Commission on or about June 21, 2011 of Adrenalina and we agree with such statements as they pertain to our firm.

Yours truly,

Goldstein Schechter Koch, P.A.
June 21, 2011

2121 Ponce de Leon Blvd - 11th Floor • Coral Gables FL 33134
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